EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT

     This employment agreement is entered into this 1st day of April, 2004 between Medical Makeover Corporation of America ("MMCA") and Dr. Leonard I. Weinstein ("Employee", together, the "Parties").

     WHEREAS, MMCA, a Florida C corporation traded publicly under the symbol MMAM, has been incorporated for the provision of medical and related services which shall include, but not be limited to, cosmetic surgery, cosmetic dentistry, dermatology, weight loss, hair salon services, makeup services, and fashion consulting services.

     WHEREAS, Dr. Leonard I. Weinstein is a healthcare executive with experience
in  management,  mergers  and  acquisitions,   operations,  and  public  company
experience. Therefore, the Parties agree to the following terms and conditions:

1. TITLE MMCA shall employ Employee as President and Chief Executive Officer. Employee shall serve as an Officer of the Corporation. Employee shall also be Chairman of the Board of Directors with full voting rights and a voting member of the Audit Committee of the board of directors and a member of any other committees of the board of directors that may be formed from time to time.

2. DUTIES Employee shall be responsible for the operation of the company including but not limited to:

     a.   Preparation of a five year pro-forma budget
     b. Negotiating contracts with all physicians and other staff necessary to commence operations
     c. Take all action to see that this corporation is in compliance with Federal, State, and Local laws
     d.   Open necessary bank accounts
     e.   Establish a marketing business plan
     f.   Prepare Television Commercials
     g.   Book TV commercials on appropriate stations
     h.   Manage the operation of the business
     i.   Promote the business
     j.   Be a spokesman for the business
     k. Fulfill all legal requirements of a reporting public company to the Securities & Exchange Commission in conjunction with Donald Mintmire, corporate attorney for MMCA
     l.   Work closely with legal counsel, Donald Mintmir
     m.   Establish financial controls and reporting mechanisms
     n. All above services shall be provided under a fiduciary responsibility as a director and officer of a public company
     o.   Choose auditors for the company
     p. Be in compliance with the Sarbanes-Oxley laws governing public companies
     q.   Recommend to the company and board of directors future members
     r. Recommend to the company and board of directors future targets for acquisitions
     s.   Manage all press  releases  for the company in  conjunction  with Doug
          Martin
     t.   Recommend to the board of directors members for the audit committee
     u.   Make sure MMCA is fully insured

Employment Agreement - Dr. Leonard I. Weinstein
Page 2 of 4


     v.   Train employees
     w. Other services as recommended by the members of the board of directors and other committees.


3. COMPENSATION MMCA shall pay Employee a bi-weekly salary of $3,876.92 per month commencing April 1, 2004, for the first six months or until a positive cash flow is achieved, whichever comes first. Once this occurs, Employee shall be paid a bi-weekly salary of $5,192.31. In consideration for lowering his salary for the first six months, Employee shall receive registered shares of the common stock, restricted by legend in accordance with SEC Rule 144. Therefore, for six months the sum of $2,850 multiplied by six for a total of $17,100 shall be paid in shares by taking the closing price of the last five days of that month and using the average of these prices to create the average closing price, which shall be multiplied by 90% (or a discount of 10% of the average closing price) to determine the conversion price. For example, if the average closing price is $0.50 per share for one month, that shall be multiplied by 90% to give a conversion price of $0.45 per share. This shall be divided into the compensation foregone for that month, or $2,850 and 6,333 shares ($2,850 divided by $0.45 = 4,222) shall be issued to Employee. This calculation and distribution shall be performed each month that Employee's salary is below the $11,250 amount.


4. BOARD Compensation Employee shall receive a salary on a W-2 form with payroll taxes deducted, of $10,000 per year to serve on the Board of Directors and all Board committees. The fee shall be half in cash and half in stock based upon section 3 above. The salary portion of this amount shall be paid on the first day of each month. This shall commence on April 1, 2004.


5. TERM This Agreement shall be for a period of five (5 years. Each year the fee shall be increased based upon merit performance.


6. BENEFITS Employee shall be entitled to group health insurance for himself and his family, disability insurance, and key man life insurance naming MMCA and his daughter, Sarah Lillian Weinstein, as beneficiaries. The amount of the insurance shall be determined by the Board of Directors. MMCA shall immediately seek out "health insurance for the company" for group coverage for all employees who qualify. Qualification shall mean all employees designated as full time employees which means no less than 32 hours per week. In addition, there shall be a 90 day probation period before employees are entitled to group coverage. The insurance shall be effective on or about April 1, 2004 or shortly thereafter. Employee shall also be entitled to two weeks of vacation the first year and all national holidays.


7. CAR ALLOWANCE Employee shall receive a car allowance of $400 per month commencing April 1, 2004.


8. BUSINESS EXPENSES Employee shall be reimbursed all reasonable business expenses.

Employment Agreement - Dr. Leonard I. Weinstein
Page 3 of 4



9. INSURANCE MMCA shall acquire Directors' and Officers' insurance as well as liability insurance. This insurance, if available, shall commence on or about April 1, 2004.


Stock Ownership and Stock Options

1. Employee shall receive fifteen (15%) percent ownership o the common stock MMCA as of April 1, 2004 in proper form which shall be registered stock of the issued and outstanding common stock of the company, subject to SEC Rule
     144. There shall be no other restrictions or legends. Stock certificates shall be issued upon the signing of this Agreement or shortly thereafter, however, not exceeding two weeks.

2. Employee shall receive stock options at a price equal to 90% of the value of the stock on the first trading date after approved. These stock options shall be based on performance on a yearly basis, to be determined on the finalization of the budget or other performance indicators as approved by the Board of Directors. The stock options shall not exceed 2.25% of the issued and outstanding shares of the company and shall vest one third (1/3) of the options each year on the anniversary date of their grant.


Entire Agreement

     This Agreement sets forth the entire understanding of the Parties and it may not be changed except by written document signed by all of the parties hereto. Governance

     This Agreement shall be governed by the laws of the State of Florida as within the jurisdiction of Broward County. In the even of a legal dispute, the prevailing party shall be reimbursed its reasonable legal fees and costs by the other party.

Binding Effect

     All parties acknowledge that they are authorized to execute the terms of this Agreement which shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties and their respective successors, heirs, beneficiaries, and personal representatives. Assignment

     The rights and benefits of this Agreement shall not be transferable by any party without the written consent of the other.

Assumability

     Should the Company be acquired in part or in whole, this Agreement shall be
assumed  by  the  acquiring   company   which  shall  fulfill  all   contractual
obligations.

Employment Agreement - Dr. Leonard I. Weinstein
Page 4 of 4



     IN WITNESS WHEREOF, the Parties hereto have set their hands and seals on the dates set forth below.

                    MEDICAL MAKEOVER CORPORATION OF AMERICA


By: /s/Dr. Leonard I. Weinstein
---------------------------------------
         Dr. Leonard I. Weinstein
Its:     President
Dated:



EMPLOYEE

By: /s/Dr. Leonard I. Weinstein
---------------------------------------
         Dr. Leonard I. Weinstein
Dated:



WITNESSES

By:  Illegible Signature                      By:
---------------------------------              ---------------------------------

Name:                                          Name: